UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-129179	31-17570886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(617) 790-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into a Material Definitive Agreement

On May 25, 2006, National MENTOR, Inc. (“Mentor”), a subsidiary of National MENTOR Holdings, Inc. (“Holdings”), commenced a cash tender offer and consent solicitation for any and all outstanding $150,000,000 aggregate principal amount of its 9 5/8% Senior Subordinated Notes due 2012 (CUSIP No. 63688XAB0) (the “Notes”), on the terms and subject to the conditions set forth in Mentor’s Offer to Purchase and Consent Solicitation Statement dated May 25, 2006. Upon the expiration of the consent solicitation at 5:00 p.m., New York City time, on June 12, 2006 (the “Consent Date”), Mentor had received tenders and related consents from the holders of at least a majority of the aggregate principal amount of outstanding Notes. On June 12, 2006, Mentor, Holdings, the other guarantors named therein and U.S. Bank National Association (the “Trustee”), executed a supplemental indenture (the “Supplemental Indenture”), to the indenture, dated November 4, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among Mentor, Holdings, the other guarantors named therein and the Trustee, relating to the Notes. The Supplemental Indenture amends the Indenture to eliminate substantially all of the restrictive covenants and certain events of default and modifies or eliminates certain other provisions in the Indenture. The amendments set forth in the Supplemental Indenture will not become operative until payment for all validly tendered Notes is made by Mentor.

Consummation of the tender offer is conditioned upon the satisfaction of certain conditions, including (1) the merger of NMH MergerSub, Inc., a wholly-owned indirect subsidiary of NMH Investment, LLC, an affiliate of Vestar Capital Partners V, L.P., with and into Holdings; (2) Mentor having repaid its obligations under its existing senior secured credit facilities pursuant to a refinancing of those facilities; and (3) certain other customary conditions. There can be no assurance that any of such conditions will be met. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1.

Item 8.01            Other Events

On June 12, 2006, Mentor issued a press release announcing the pricing of the tender offer and consent solicitation for the Notes. A copy of the press release is filed herewith as Exhibit 99.1.

On June 12, 2006, Mentor issued a press release announcing the receipt of the requisite consents to amend the Indenture under which the Notes were issued, pursuant to the terms of the tender offer and consent solicitation for the Notes. As of the Consent Date, Mentor had received valid tenders and consents from holders of $149,250,000 in aggregate principal amount of Notes, representing approximately 99.5% of the outstanding Notes. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01            Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture, dated June 12, 2006, among National MENTOR, Inc., the guarantors named therein and U.S. Bank National Association.
99.1	Press Release issued June 12, 2006 announcing pricing of tender offer and consent solicitation.
99.2	Press Release issued June 12, 2006 announcing receipt of requisite consents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Denis M. Holler
Date: June 13, 2006	Name:	Denis M. Holler
	Title:	Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated June 12, 2006, among National MENTOR, Inc., the guarantors named therein and U.S. Bank National Association.
99.1	Press Release issued June 12, 2006.
99.2	Press Release issued June 12, 2006.